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                                                                    Exhibit 4.29

                  [The First National Bank Of Omaha Letterhead]


                      IRREVOCABLE STANDBY LETTER OF CREDIT

                                            DATE:  NOVEMBER 04, 1999
                                            LETTER OF CREDIT NUMBER: STB20000387


BENEFICIARY:
THE CHASE MANHATTAN BANK
NEW YORK BRANCH
450 WEST 33rd STREET
NEW YORK, NY 10001

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. STB20000387 ON BEHALF OF TENASKA GEORGIA, INC., 1044 NORTH 115TH STREET, SUITE 400, OMAHA, NE 68154-4446, FOR ANY SUM OR SUMS NOT EXCEEDING AN AGGREGATE TOTAL AMOUNT OF *USD355,000.00* (THREE HUNDRED FIFTY FIVE THOUSAND AND NO/100 U.S. DOLLARS) AVAILABLE UPON PRESENTATION OF YOUR DRAFTS AT SIGHT ON FIRST NATIONAL BANK OF OMAHA, INTERNATIONAL DEPARTMENT, 1620 DODGE STREET, OMAHA, NE 68102.

DRAFTS MUST BE ACCOMPANIED BY:

PRESENTATION OF:

1. A DRAFT IN THE FORM OF "EXHIBIT A" HERETO, DULY COMPLETED, EXECUTED AND DELIVERED BY THE BENEFICIARY'S AUTHORIZED OFFICER; AND

2. A DRAWING CERTIFICATE ("DRAWING CERTIFICATE") IN THE FORM OF "EXHIBIT B" HERETO, DULY COMPLETED, EXECUTED AND DELIVERED BY THE BENEFICIARY'S AUTHORIZED OFFICER.

THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR. ALL OTHER CAPITALIZED TERMS USED HEREIN HAVE THE MEANING SET FORTH IN THE EQUITY CONTRIBUTION AGREEMENT (THE "EQUITY CONTRIBUTION AGREEMENT"), DATED AS OF NOVEMBER 1, 1999, BY AND AMONG TENASKA GEORGIA PARTNERS, L.P., THE CONTRIBUTING PARTNERS THERETO AND THE BENEFICIARY, AS COLLATERAL AGENT.

IN ACCORDANCE WITH RULE 3.14 OF THE INTERNATIONAL STANDBY PRACTICES (ISP98), IF THIS LETTER OF CREDIT EXPIRES DURING AN INTERRUPTION OF

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BUSINESS, WE WILL EFFECT PAYMENT OF THE LETTER OF CREDIT IF DRAWN AGAINST WITHIN
30 DAYS AFTER THE RESUMPTION OF BUSINESS.

PAYMENT WILL BE EFFECTED BY 5:00 P.M. THE SAME DAY THAT CONFORMING DOCUMENTS ARE PRESENTED TO THE FIRST NATIONAL BANK OF OMAHA, INTERNATIONAL DEPARTMENT, 1620 DODGE STREET, OMAHA, NE 68102 IF RECEIVED PRIOR TO 1:00 P.M. LOCAL TIME.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR 12 MONTHS FROM THE EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST 90 DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR COURIER SERVICE THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. IN THAT EVENT, YOU MAY DRAW HEREUNDER ON OR PRIOR TO THE THEN RELEVANT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR SIGHT DRAFT(S) ON US, BEARING THE NUMBER OF THIS LETTER OF CREDIT.

THE DRAFTS DRAWN UNDER THIS CREDIT ARE TO BE ENDORSED HEREON AND MUST BEAR THE CLAUSE "DRAWN UNDER THE FIRST NATIONAL BANK OF OMAHA LETTER OF CREDIT NO. STB20000387 DATED NOVEMBER 04, 1999."

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT THE SAME SHALL BE DULY HONORED ON DUE PRESENTATION IF DRAWN AND NEGOTIATED ON OR BEFORE NOVEMBER 04, 2000. DRAFTS MUST BE PRESENTED TO FIRST NATIONAL BANK OF OMAHA, INTERNATIONAL DEPARTMENT, 1620 DODGE STREET, OMAHA, NE 68102 BY 5:00 PM LOCAL TIME.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY NOTE, DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE TO ANY NOTE, DOCUMENT OR AGREEMENT.

THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS MUST BE PRESENTED WITH EACH DRAWING OR WHEN CANCELING THE LETTER OF CREDIT PRIOR TO THE EXPIRY DATE.

EXCEPT SO FAR AS OTHERWISE STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE RULES OF THE INTERNATIONAL STANDBY PRACTICES AS ADOPTED BY THE INTERNATIONAL CHAMBER OF COMMERCE, WHICH ARE IN EFFECT AT THE TIME OF ISSUANCE OF THE LETTER OF CREDIT.


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                                     THE FIRST NATIONAL BANK OF OMAHA




                                          /s/ Wanda A. Nesluitt
                                     --------------------------------
                                            AUTHORIZED SIGNATURE























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                                                                       EXHIBIT A


                                   SIGHT DRAFT


                                                    DATE:


TO:      THE FIRST NATIONAL BANK OF OMAHA
         (AS THE ISSUER OF THE LETTER OF CREDIT REFERENCED BELOW)
         INTERNATIONAL DEPARTMENT
         1620 DODGE STREET
         OMAHA, NE 68102

RE:      DRAWN UNDER THE FIRST NATIONAL BANK OF OMAHA
         IRREVOCABLE LETTER OF CREDIT NO. STB20000387 DATED
         NOVEMBER 04, 1999

ON SIGHT

         PAY TO THE CHASE MANHATTAN BANK, NEW YORK BRANCH, AS THE COLLATERAL AGENT UNDER THE EQUITY CONTRIBUTION AGREEMENT, DATED AS OF NOVEMBER 1,1999, BY AND AMONG TENASKA GEORGIA PARTNERS, L.P., THE CONTRIBUTING PARTNER PARTY THERETO, AND THE CHASE MANHATTAN BANK, A NATIONAL ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, ACTING THROUGH ITS NEW YORK BRANCH, AS COLLATERAL AGENT (THE "COLLATERAL AGENT") FOR THE SENIOR PARTIES UNDER AND AS DEFINED IN THE COMMON AGREEMENT, DATED AS OF NOVEMBER 1,1999, BY AND AMONG TENASKA GEORGIA PARTNERS, L.P., THE TRUSTEE, THE DSR LOC AGENT, THE PPA LOC AGENT, THE WORKING CAPITAL LINE FACILITY PROVIDER AND THE COLLATERAL AGENT, IN IMMEDIATELY AVAILABLE FUNDS __________ U.S. DOLLARS (U.S.$__________) BY 5:00 P.M. NEBRASKA TIME, ON THE DATE HEREOF, IF THIS SIGHT DRAFT IS PRESENTED PRIOR TO 1:00 P.M., NEBRASKA TIME, PURSUANT TO IRREVOCABLE LETTER OF CREDIT NO. STB20000387 OF THE FIRST NATIONAL BANK OF OMAHA, AND OTHERWISE BY 5:00 P.M. NEBRASKA TIME, ON THE NEXT BUSINESS DATE AFTER THE DATE HEREOF.

                                       THE CHASE MANHATTAN BANK,
                                       NEW YORK BRANCH


                                       BY:
                                           ------------------------------------
                                           NAME:
                                           TITLE:



                                   Annex A-1
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                                                                       EXHIBIT B

                               DRAWING CERTIFICATE

In connection with the proposed drawing in the amount of $__________ under The First National Bank of Omaha Irrevocable Standby Letter of Credit No. STB20000387 (the "LETTER OF CREDIT") issued for the account of TENASKA GEORGIA, INC., the undersigned authorized officer of The Chase Manhattan Bank, New York Branch, as Collateral Agent (the "BENEFICIARY") hereby certifies that:

         1. This Drawing Certificate, as executed, must contain one, but only one, of the three alternative paragraphs set forth below:

                  Alternative 1: The foregoing amount represents all or a portion of a Contributing Partner Equity Contribution (as defined in the Equity Contribution Agreement (the "AGREEMENT"), dated as of November 1, 1999, by and among Tenaska Georgia Partners, L.P., the Contributing Partner Party thereto and the Beneficiary, as Collateral Agent), from [__________], which is currently due and payable to the Beneficiary under the Agreement in accordance with its terms and has not been paid.

                  OR

                  Alternative 2: The Letter of Credit no longer qualifies as an Acceptable Letter of Credit (as defined in the Agreement) and [__________] has not furnished a Substitute Support Instrument (as defined in the Agreement) in substitution for the Letter of Credit.

                  OR

                  Alternative 3: The Letter of Credit will expire within fifteen
                  (15) Business Days and [__________] has not furnished a Substitute Support Instrument (as defined in the Agreement) in substitution for the Letter of Credit and as a consequence thereof the amount of $[__,___,___] is due and payable.

         2. The amount of the drawing to be made hereunder does not exceed the amount of the Contributing Partner Equity Contribution which is due and payable on the Date of Commercial Operation of the Final Units by [__________] to the Beneficiary pursuant to the Agreement and has not been paid.


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IN WITNESS WHEREOF, the undersigned has executed and delivered this Drawing
Certificate as of this _____ day of __________, ____.

                                      The Chase Manhattan Bank,
                                      New York Branch

                                      BY:
                                          ------------------------------------
                                          Name:
                                          Title:



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